Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

EQRx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share, under 2021 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	83,734,988(2)	$2.88(3)	$241,156,765.44	.0000927	$22,355.23
Equity	Common stock, par value $0.0001 per share, under 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	9,752,652(4)	$2.88(3)	$28,087,637.76	.0000927	$2,603.72
Equity	Common stock, par value $0.0001 per share, under 2019 Stock Option and Grant Plan(3)	Rule 457(h)	21,937,965(5)	$3.40(6)	$74,589,081.00	.0000927	$6,914.41
Total Offering Amounts					$343,833,484.20		$31,873.36
Total Fee Offsets							-
Net Fee Due							$31,873.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the following: (i) 59,353,357 shares of the registrant’s common stock initially reserved for future issuance under the EQRx, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) 24,381,631 shares of common stock that were automatically added to the shares reserved for issuance under the 2021 Plan on January 1, 2022 pursuant to an “evergreen” provision contained therein. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan automatically increases on January 1 each year, starting on January 1, 2022, by the lesser of (a) five percent (5.0%) of the total number of shares of the registrant’s common stock issued and outstanding on December 31 of the immediately preceding calendar year or (b) a number of shares as determined by the registrant’s board of directors. To the extent that awards outstanding under the 2021 Plan are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares of Common Stock subject to such awards will be available for future issuance under the 2021 Plan.

(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on February 22, 2022, which date is within five business days prior to the filing of this registration statement.

(4)	Represents the following: (i) 4,876,326 shares of the registrant’s common stock currently reserved for future issuance under the EQRx, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (ii) 4,876,326 shares of common stock that were automatically added to the shares reserved for issuance under the ESPP on January 1, 2022 pursuant to an “evergreen” provision contained therein. Pursuant to such provision, the number of shares reserved for issuance under the ESPP automatically increases on January 1 each year, starting on January 1, 2022, by the least of (a) 4,876,326 shares of common stock, (b) one percent (1.0%) of the total number of shares of the registrant’s common stock issued and outstanding on December 31 of the immediately preceding calendar year or (c) a number as determined by the registrant’s board of directors.

(5)	Represents shares of the registrant’s common stock reserved for issuance upon exercise of stock options outstanding under the EQRx, Inc. 2019 Stock Option and Grant Plan as assumed by the registrant on December 17, 2021 pursuant to and in accordance with the Agreement and Plan of Merger, dated August 5, 2021, as amended on September 21, 2021 and October 28, 2021 by and among the registrant (previously known as CM Life Sciences III, Inc.), Clover III Merger Sub, Inc. and EQRX International, Inc (the old EQRx).

(6)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee and based on a weighted-average exercise price.